Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

United Parcel Service, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type (2)		Carry Forward File Number (2)		Carry Forward Initial Effective Date (2)		Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward (2)
Newly Registered Securities
Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A
	N/A	N/A	N/A	N/A	N/A	N/A			N/A
	N/A	N/A	N/A	N/A	N/A	N/A			N/A
	N/A	N/A	N/A	N/A	N/A	N/A			N/A
	N/A	N/A	N/A	N/A	N/A	N/A			N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A			N/A
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	(1)		(1)				(2)		(2)		(2)		(2)
	Equity	Preferred Stock	Rule 415(a)(6)	(1)		(1)				(2)		(2)		(2)		(2)
	Equity	Class B common stock	Rule 415(a)(6)	(1)		(1)				(2)		(2)		(2)		(2)
	Other	Warrants	Rule 415(a)(6)	(1)		(1)				(2)		(2)		(2)		(2)
	Unallocated (Universal) Shelf		Rule 415(a)(6)	(1)	(1)	$10,000,000,000	(1)(2)			POS AM	(2)	333-267664	(2)	9/30/2022	(2)	$1,531,000	(2)
	Total Offering Amounts					10,000,000,000			N/A
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								N/A
1.The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to Instruction 2 to Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all securities to be issued by the registrant pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $10,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount, or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock, or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for shares of common stock that are issued upon exchange or conversion of debt securities, preferred stock, or warrants.
2.Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $10,000,000,000 registered hereunder are unsold securities (the “Unsold Securities”) previously registered by the Registrant’s registration statement on Form S-3 (File No. 333-267664), which was initially filed with the Securities and Exchange Commission on September 30, 2022 and was subsequently amended by the Post-Effective Amendment No. 1 dated February 14, 2025 (as amended, the “Prior Registration Statement”), are included in this Registration Statement. The Registrant paid a filing fee of $1,531,000 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.